                                                                     Exhibit 4.3

                              AMENDED AND RESTATED
                         REGISTRATION RIGHTS AGREEMENT


        AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT dated as of September 20, 1995 between CARDMEMBER PUBLISHING CORPORATION, a Delaware corporation (the "Company") and BROWN BROTHERS HARRIMAN & CO. (the "Holder").

                              W I T N E S S E T H:

        WHEREAS, the Company and the Holder have entered into a Registration Rights Agreement dated as of September 9, 1994 (the "Original Agreement") providing the Holder certain registration rights with respect to the warrants (which, together with any warrants issued in exchange or substitution therefor, are hereinafter referred to as the "Warrants") issued to the Holder pursuant to the terms of a Warrant Agreement dated as of September 9, 1994 (the "Warrant Agreement") between the Company and the Holder and the shares of common stock, par value $.01 per share (the "Common Stock"), of the Company issuable upon exercise of such Warrants; and

        WHEREAS, the Company and the Holder desire to amend and restate the Original Agreement in its entirety as hereinafter set forth.

        NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Original Agreement is hereby amended and restated in its entirety as follows:

        SECTION 1. Definitions.

        (a) As used in this Agreement, the following terms will have the following meanings:

        "Affiliate": shall mean, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by or under common control with such Person.

        "Agreement": shall mean this Amended and Restated Registration Rights Agreement, as the same may hereafter from time to time be further amended, supplemented, restated or modified.

        "Business Day": shall mean a day other than Saturday, Sunday or any other day on which banks located in the State of New York are authorized or obligated to close.

        "Commission": shall mean the United States Securities and Exchange Commission, or any successor governmental agency or authority.

        "Exchange Act": shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "Existing Investors": shall mean the Investors as defined in Section 1.1 of the Stockholders' Agreement.

        "Founder": shall have the meaning provided in the Stockholders'
Agreement.

        "Founder Shares": shall have the meaning provided in the Stockholders' Agreement.

        "Indemnified Party": shall mean a party entitled to indemnity in accordance with Section 7.

        "Indemnifying Party": shall mean a party obligated to provide indemnity in accordance with Section 7.

        "Majority Holders": shall mean Persons holding a majority of the Registrable Securities.

        "Managing Underwriter": shall mean, with respect to any Public Offering, the underwriter or underwriters managing such Public Offering.

        "NASD": shall mean the National Association of Securities Dealers, Inc.

        "Person": shall mean any natural person, corporation, general partnership, limited partnership, proprietorship, other business organization, trust, union or association.

        "Piggyback Registration": shall mean any registration of securities of the Company under the Securities Act, whether for sale for the account of the Company or for the account of any holder of securities of the Company (other than Registrable Securities).

        "Public Offering": shall mean any offering of Common Stock to the public, either on behalf of the Company or any of its securityholders, pursuant to an effective registration statement under the Securities Act.

        "Registrable Securities": shall mean (i) the Shares issued on exercise of the Warrants, (ii) any additional shares of Common Stock issued or distributed to the Holder by way of a dividend, stock split or other distribution in respect of the Shares issued on exercise of the Warrants, (iii) any additional shares of Common Stock acquired by way of any rights offering or similar offering made in respect of the Warrants or the Shares issued on exercise thereof and (iv) any additional shares of Common Stock issued or issuable upon conversion, exercise or exchange of any capital stock, right, option, warrant, evidence of indebtedness or other security of any type whatsoever that shall have been issued pursuant to or with respect to the Warrant Agreement, the Warrants, or the Shares issued on exercise of the Warrants. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been distributed to the public pursuant to Rule 144, or (iii) they shall have ceased to be outstanding.

        "Registration Expenses": shall mean all expenses incident to the Company's performance of or compliance with its obligations under this Agreement to effect the registration of Registrable Securities in a Requested Registration or a Piggyback Registration, including, without limitation, all registration, filing, securities exchange listing and NASD fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, the reasonable fees and disbursements of a single counsel retained by the holders of a majority of the Registrable Securities being registered, premiums and other costs of policies of insurance against liabilities arising out of the Public Offering of the Registrable Securities being registered and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any, in respect of Registrable Securities, which shall be payable by each holder thereof, pro rata on the basis of the number of Registrable Securities of each such holder that are included in a registration under this Agreement.

        "Required Registration": shall mean any registration of Registrable Securities under the Securities Act effected in accordance with Section 2.

        "Rule 144": shall mean Rule 144 promulgated by the Commission under the Securities Act, and any successor provision thereto.

        "Securities Act": shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Senior Executive Officer": shall mean, as to the Company, its President, Chief Financial Officer, Treasurer or Controller or any person performing any of such functions, whether or not holding such title.

        "Shares": shall mean shares of Class B Common Stock of the Company and any other securities which by their terms are exercisable or exchangeable for or convertible into shares of Class B Common Stock.

        "Stockholders' Agreement": shall mean the Amended and Restated Stockholders' Agreement dated as of December 28, 1990, as amended through the date hereof, among the Company and the other parties thereto.

        (b) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; and (iv) the term "Section " refers to the specified Section of this Agreement. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

        SECTION 2. Required Registration.

        (a) If the Company shall be requested by Existing Investors to effect the registration under the Securities Act of Registrable Securities in accordance with Section 6.1 of the Stockholders' Agreement, then the Company shall promptly give written notice of such proposed registration to all holders of Registrable Securities and shall offer to include in such proposed registration any Registrable Securities requested to be included in such proposed registration by such holders who respond in writing to the Company's notice within 30 days after delivery of such notice. Any such response (a "Participation Notice") shall specify the number of Registrable Securities proposed to be included in such registration.

        "(b) Upon delivery of any Participation Notice:

                   (i) The Company shall use its best efforts to effect the registration under the Securities Act of the Registrable Securities which the Company has been requested to register in such Participation Notice; and

                   (ii) the holders of the Registrable Securities who delivered a Participation Notice shall be entitled to all rights to which Existing Investors are entitled to under the Stockholders' Agreement with respect to such registration, including, without limitation, (A) the right to participate on a proportionate basis in all determinations to be made by the holders of 80% of the securities to be registered, and (B) the right to participate in such registration on a proportionate basis pari passu with the Existing Investors and the holders of securities entitled to be registered pursuant to the terms of that certain registration rights agreement dated September 28, 1994 among the Company and the stockholders named in

             Schedule I thereto (the "Sprout Group"), as such agreement may be amended from time to time, and senior to securities held by the Company or any person other than Existing Investors and the Sprout Group.

        (c) The Company will pay all Registration Expenses incurred in connection with any Required Registration.

        SECTION 3. Piggyback Registrations.

        (a) If the Company at any time proposes after the date hereof to effect a Piggyback Registration, it will each such time give prompt written notice (a "Notice of Piggyback Registration") to all holders of Registrable Securities of its intention to do so and of such holders' rights under this Section 3, which Notice of Piggyback Registration shall include a description of the intended method of disposition of such securities. Upon the written request of any such holder made within 15 days after receipt of any Notice of Piggyback Registration (which request shall specify the Registrable Securities intended to be disposed of by such holder and state the intended method of disposition thereof), the Company will use its best efforts to include in the registration statement relating to such Piggyback Registration all Registrable Securities which the Company has been so requested to register.

        (b) The Company will pay all Registration Expenses incurred in connection with each Piggyback Registration.

        (c) If a Piggyback Registration is an underwritten offering and the Managing Underwriter advises the Company that the inclusion of all the securities proposed to be included in such offering would interfere with its successful marketing (including pricing), the Company will only include in such registration to the extent of the amount of the securities which the Managing Underwriter advises the Company can be sold in such offering

                     (i)     first, all shares proposed to be sold by the

             Company,

                     (ii) second, to the extent possible, all shares propose to be sold by a holder exercising demand registration rights,

                     (iii) third, if shares can still be included, the number of shares of capital stock that may be included shall be allocated among all Existing Investors, the Sprout Group, holders of Registrable Securities and Founders holding Founder Shares in proportion, as nearly as practicable, to the respective amounts of shares of stock which they had requested to be included in such registration, provided, however, that if the Managing Underwriters advise the Company in writing that in their opinion the amount of securities requested to be included in such registration by the

             Existing Investors, the Sprout Group, holders of Registrable Securities and the Founders exceeds the amount of such securities which can be sold in such offering pursuant to this clause (iii), then of the total shares to be included in such registration pursuant to this clause (iii), up to 66 2/3% of the total shall be apportioned among the Existing Investors, the Sprout Group and holders of Registrable Securities pro rata in accordance with the number of Registrable Securities held by them, and up to 33 1/3% of them shall be Founder Shares, and

                     (iv)    fourth, any other securities.

        SECTION 4. Registration on Form S-3. Anything contained in this Agreement to the contrary notwithstanding, at such time as the Company shall have qualified for the use of Form S-3 promulgated under the Securities Act or any successor form thereto, each holder of Registrable Securities shall have the right to request in writing an unlimited number of registrations on Form S-3, or such successor form, of Registrable Securities. The Company shall use its best efforts to effect the registration of the Registrable Securities which the Company has been requested to register under this Section .

        SECTION 5. Registration Procedures. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act pursuant to the terms of this Agreement, the Company will use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended methods of disposition thereof. Without limiting the foregoing, the Company in each such case will, as expeditiously as possible:

             (a) prepare and file with the Commission the requisite registration statement to effect such registration and use its best efforts to cause such registration statement to become and remain effective for a period of six months, or until all Registrable Securities have been disposed of (if earlier), provided that at least five Business Days before filing such registration statement or any amendment thereto, the Company will furnish to the holders of Registrable Securities covered by such registration statement copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits), and any such holder shall have the opportunity to object to any information pertaining solely to such holder that is contained therein and the Company will make the corrections reasonably requested by such holder with respect to such information prior to filing any such registration statement or amendment;

             (b) prepare and file with the Commission such amendments and supplements to such registration statement and any prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration statement and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement;

             (c) promptly notify each holder of Registrable Securities covered by such Registration Statement and the underwriter or underwriters, if any:

                     (i) when such registration statement or any prospectus used in connection therewith, or any amendment or supplement thereto, has been filed and, with respect to such registration statement or any post effective amendment thereto, when the same has become effective;

                     (ii) of any written request by the Commission for amendments or supplements to such registration statement or prospectus;

                     (iii) of the notification to the Company by the Commission of its initiation of any proceeding with respect to the issuance by the Commission of, or of the issuance by the Commission of, any stop order suspending the effectiveness of such registration statement; and

                     (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction;

             (d) furnish to each seller of Registrable Securities covered by such registration statement such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits and documents incorporated by reference), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 promulgated under the Securities Act relating to such holder's Registrable Securities, and such other documents, as such seller may reasonably request to facilitate the disposition of its Registrable Securities;

             (e) use its best efforts to register or qualify all Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each holder thereof shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holder, except that the Company shall not for any such purpose be required (i) to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this paragraph (e) be obligated to be so qualified, or (ii) to consent to general service of process in any jurisdiction;

                (f) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable each holder thereof to consummate the disposition of such Registrable Securities;

                (g) furnish to the holder of Registrable Securities covered by such registration statement a signed counterpart, addressed to such holder (unless, in the case of clause (ii) below, a letter addressed to the holder may not reasonably be obtained) and the underwriters, if any, of

                        (i) an opinion of counsel for the Company, dated the effective date of such registration statement (or, if such registration includes an underwritten Public Offering, dated the date of any closing under the underwriting agreement), reasonably satisfactory in form and substance to such holder, and

                       (ii) a "comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten Public Offering, dated the date of any closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten Public Offerings of securities and, in the case of the accountants' letter, such other financial matters, as such holder (or the underwriters, if any) may reasonably request;

                (h) notify each holder of Registrable Securities covered by such registration statement and any underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which any prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and promptly prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                (i) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of
Section 11 (a) of the Securities Act and Rule 158 promulgated thereunder;

                (j) make available for inspection by any holder of Registrable Securities covered by such registration statement, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the "Inspectors") , all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement;

                (k) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

                (l) if the Company proposes to register any of its securities in a Piggyback Registration and such securities are to be distributed through one or more underwriters, enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as reasonably required in order to expedite or facilitate the disposition of the Registrable Securities being sold (including, without limitation, upon the request of any holders of such Registrable Securities, using its best efforts to arrange for such holder's Registrable Securities to be distributed by such underwriters, provided that, in connection with any such underwritten distribution, no such holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder and its ownership of the securities being registered on its behalf and such holder's intended method of distribution);

                (m) use its best efforts to cause all Registrable Securities covered by such registration statement to be listed, upon official notice of issuance, on any securities exchange on which any of the securities of the same class as the Registrable Securities are then listed or, if the Common Stock is not listed on a national securities exchange, use its best efforts to qualify such Registrable Shares for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc. or such national securities exchange as the Company shall reasonably determine; and

                (n) take all such other actions as reasonably necessary in order to expedite or facilitate the disposition of the Registrable Securities being sold (including, without limitation, effecting a stock split or combination of the shares).

        Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (h), such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (h) and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

        SECTION 6.  Holdback Agreements.

        (a) Unless the Managing Underwriter (or, in the case of a non-underwritten Public Offering, the Company) otherwise agrees, each holder of Registrable Securities, by acquisition of such Registrable Securities, agrees, to the extent permitted by law, not to effect any public sale or distribution of such securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90 days after the effective date of any registration statement filed by the Company in connection with a Public Offering (or for such shorter period of time as is sufficient and appropriate, in the opinion of the Managing Underwriter (or, in the case of a non-underwritten Public Offering, the Company), in order to complete the sale and distribution of the securities included in such registration), except as part of such registration statement and as permitted under Rule 144(k); provided that all holders of more than five percent of the Company's Class A and Class B Common Stock and the officers and directors of the Company enter into similar agreements.

        (b) Unless the Managing Underwriter otherwise agrees, the Company agrees
(x) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90 days after the effective date of the registration statement filed in connection with an underwritten offering made pursuant to the terms hereof (or for such shorter period of time as is sufficient and appropriate, in the opinion of the Managing Underwriter, in order to complete the sale and distribution of the securities included in such registration), except for shares which are part of such registration statement or pursuant to registrations on Form S-8 under the Securities Act or any successor form.

        SECTION 7.  Indemnification and Contribution.

        (a) The Company shall, to the full extent permitted by law, indemnify and hold harmless each holder of Registrable Securities included in any registration statement filed pursuant hereto, its partners, directors, officers and agents and each other Person, if any, who controls any such holder within the meaning of the Securities Act, against any losses, claims, damages, expenses or liabilities, joint or several (together, "Losses"), to which such holder or any such partner, director, officer or agent or controlling Person may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, or any violation by the Company of any federal or state securities laws or any rule or regulation thereof, and the Company will reimburse such holder and each such partner, director, officer, agent and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Loss (or action or proceeding in respect thereof); provided that the Company shall not be liable in any such case to the extent that any such Loss (or action or proceeding in respect thereof) arises out of or is based upon (x) an untrue statement or alleged untrue statement or omission or alleged omission made in any such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such holder specifically stating that it is for use in the preparation thereof or (y) such holder's failure to send or give a copy of the final prospectus to the Persons asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or any such partner, director, officer, agent or controlling Person, and shall survive the transfer of such securities by such holder. The Company shall also indemnify each other Person who participates (including as an underwriter) in the offering or sale of Registrable Securities, their partners, officers, directors and agents and each other Person, if any, who controls any such participating Person within the meaning of the Securities Act to the same extent as provided above with respect to holders of Registrable Securities.

        (b) Each holder of Registrable Securities which are included or are to be included in any registration statement filed pursuant hereto, as a condition to including Registrable Securities in such registration statement, shall, to the full extent permitted by law, indemnify and hold harmless the Company, its directors and officers, and each other Person, if any, who controls the Company within the meaning of the Securities Act, against any Losses to which the Company or any such director or officer or controlling Person may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such holder specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided that the aggregate amount which may be recovered from any holder of Registrable Securities pursuant to the indemnification provided for in this Section 7(b) in connection with any registration and sale of Registrable Securities shall be limited to the total proceeds received by such holder from the sale of such Registrable Securities. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or participating or controlling Person and shall survive the transfer of such securities by such holder. Such holders shall also indemnify each other Person who participates (including as an underwriter) in the offering or sale of Registrable Securities, their officers and directors and each other Person, if any, who controls any such participating Person within the meaning of the Securities Act to the same extent as provided above with respect to the Company.

        (c) Promptly after receipt by an Indemnified Party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraph (a) or (b) of this Section 7, such Indemnified Party will, if a claim in respect thereof is to be made against an Indemnifying Party pursuant to such paragraphs, give written notice to the latter of the commencement of such action, provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of obligations under the preceding paragraphs of this Section 7, except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate in and to assume the defense thereof, jointly with any other Indemnifying Party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation; provided that the Indemnified Party may participate in such defense at the Indemnified Party's expense; and provided, further that the Indemnified Party or Indemnified Parties shall have the right to employ one counsel to represent it or them if, in the reasonable judgment of the Indemnified Party or Indemnified Parties, it is advisable for it or them to be represented by separate counsel by reason of having legal defenses which are different from or in addition to those available to the Indemnifying Party, and in that event the reasonable fees and expenses of such one counsel shall be paid by the Indemnifying Party. If the Indemnifying Party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel for the Indemnified Parties with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other Indemnified Parties with respect to such claim, in which event the Indemnifying Party shall be obligated to pay the fees and expenses of such additional counsel for the Indemnified Parties or counsels. No Indemnifying Party shall consent to entry of any judgment or enter into any settlement without the consent of the Indemnified Party which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnifying Party shall be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld.

        (d) If the indemnity and reimbursement obligation provided for in any paragraph of this Section 7 is unavailable or insufficient to hold harmless an Indemnified Party in respect of any Losses (or actions or proceedings in respect thereof) referred to therein, then (unless, and except to the extent that, such unavailability or insufficiency results from defenses or limitations provided by this Section 7) the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such Losses (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other hand in connection with statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. The amount paid by an Indemnified Party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any Loss which is the subject of this paragraph.

        (e) No Indemnified Party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to indemnification or contribution from the Indemnifying Party if the Indemnifying Party was not guilty of such fraudulent misrepresentation.

        (f) The provisions of this Section 7 shall be in addition to any other rights to indemnification or contribution which an Indemnified Party may have pursuant to law, equity, contract or otherwise.

        (g) The indemnification required by this Section 7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Losses are incurred.

        SECTION 8. Covenants Relating to Rule 144. If at any time the Company is required to file reports in compliance with either Section 13 or Section 15(d) of the Exchange Act, the Company shall comply with all of the reporting requirements of the Exchange Act and with all other public information reporting requirements of the Commission which are conditions to the availability of Rule 144 for the sale of Common Stock. The Company shall cooperate with each holder of Registrable Securities in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

        SECTION 9. Other Registration Rights. The Company represents and warrants to each holder of Registrable Securities that the registration rights granted hereby do not conflict with any other registration rights granted by the Company, including, without limitation, the rights granted under the Stockholders' Agreement. From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company providing for the granting to such holder of registration rights (whether demand or incidental) unless the provisions of such agreement are consistent with the provisions of this Agreement and the Stockholders' Agreement.

        SECTION 10.     Miscellaneous.

        (a) All written communications provided for hereunder shall be sent by registered or certified mail or nationwide overnight delivery service (with charges prepaid) or delivered by hand to the following addresses or such other address as the appropriate party may specify to each other party hereto in writing:

                If to Holder, to:

                Brown Brothers Harriman & Co.
                59 Wall Street
                New York, New York  10005
                Att'n:  Senior Credit Officer

                If to the Company, to:

                CardMember Publishing Corporation
                655 Washington Blvd. - Suite 1000
                Stamford, Connecticut  06901-3724
                Att'n:  Chief Financial Officer

provided, however, that any such communication to the Company shall be in writing and may also, at the option of the Holder, be delivered by any other means to the Company at the address specified above in this Section or to any Senior Executive Officer of the Company. Any notice or other communication given under this Section will be deemed effective two days after deposit in the United States Mail if mailed as aforesaid and otherwise upon receipt. With respect to any other holder of Registrable Securities, such notices, requests and other communications shall be sent to the addresses set forth in the stock transfer records regularly maintained by the Company.

        (b) This Agreement may be amended, supplemented or modified only by a written instrument (which may be executed in any number of counterparts) duly executed by or on behalf of each of the Company and Persons owning sixty-six and two-thirds percent (66-2/3%) or more of the Registrable Securities.

        (c) Subject to paragraph (d) of this Section , any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same term or condition of this Agreement on any future occasion.

        (d) Any consent of the holders of Registrable Securities pursuant to this Agreement, and any waiver by such holders of any provision of this Agreement, shall be in writing (which may be executed in any number of counterparts) and may be given or taken by Persons owning sixty-six and two-thirds percent (66 2/3%) or more of the Registrable Securities, and any such consent or waiver so given or taken will be binding on all the holders of Registrable Securities.

        (e) The terms and provisions of this Agreement are intended solely for the benefit of each party hereto, their respective successors or permitted assigns and any other holder of Registrable Securities, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Section 7.

        (f) This Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns. The registration rights of the Holder as set forth herein are assignable, in whole or in part, by the Holder to one or more transferees of Registrable Securities, provided that written notice of such assignment is furnished to the Company.

        (g) The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

        (h) If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

        (i) Except as otherwise expressly provided for herein, no remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by any party hereto shall not constitute a waiver by any such party of the right to pursue any other available remedies.

        Damages in the event of breach of this Agreement by a party hereto or any other holder of Registrable Securities would be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof and the Company and each holder of Registrable Securities, by its acquisition of such Registrable Securities, hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.

        (j) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State, without giving effect to the conflict of laws principles thereof.

        (k) This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

                                       per pro BROWN BROTHERS HARRIMAN & CO.


                                       /s/ W. Carter Sullivan III
                                       -----------------------------------------
                                       Name:  W. Carter Sullivan III
                                       Title: Manager


                                       CARDMEMBER PUBLISHING CORPORATION



                                       By: /s/ Gary A. Johnson
                                           -------------------------------------
                                       Name:  Gary A. Johnson
                                       Title: President & CEO